Exhibit 5.2

July 18, 2025

NLS Pharmaceutics Ltd.

The Circle 6, 8058

CH-6370 Zurich V8

Switzerland

Re: Securities registered pursuant to Registration Statement on Form F-4

Ladies and Gentlemen:

We have acted as U.S. counsel to NLS Pharmaceutics Ltd., a corporation organized under the laws of Switzerland (the “Company”), in connection with its Registration Statement on Form F-4 (Registration No. 333-284075) and the prospectus contained therein (the “Registration Statement”), filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act of up to an aggregate of (i) 70,000,000 common shares (the  “Shares”), par value 0.03 CHF per share, of the Company and (ii) 70,000,000 pre-funded warrants to purchase up to 70,000,000 common shares of the Company (the “Pre-Funded Warrants”), to be issued in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of November 4, 2024, as amended (the “Merger Agreement”), by and among the Company, NLS Pharmaceutics (Israel) Ltd., an Israeli company and a wholly owned subsidiary of the Company, and Kadimastem Ltd., an Israeli publicly traded company limited by shares (“Kadimastem”), pursuant to which each issued and outstanding ordinary share of Kadimastem will be exchanged for and automatically converted into the right to receive from the Company that certain number of Shares or Pre-Funded Warrants, as calculated in accordance with the terms of the Merger Agreement.

We are acting as U.S. securities counsel for the Company in connection with the Registration Statement. We have examined signed copies of the Registration Statement and the Merger Agreement. We have also examined and relied upon minutes of meetings of the Board of Directors of the Company as provided to us by the Company, the articles of association of the Company, as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinion hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents. Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion. Because the agreements governing the Pre-Funded Warrants contain a provision stating that they are to be governed by the laws of the State of Delaware, we are rendering this opinion as to Delaware law. This opinion is limited to the General Corporation Law of Delaware, and we express no opinions with respect to the laws of any other jurisdiction. We express no opinion herein concerning any state securities or blue sky laws. In particular, we do not purport to pass on any matter governed by the laws of Switzerland. With respect to the Shares and the Shares issuable upon exercise of the Pre-Funded Warrants being duly and validly issued, fully paid and non-assessable, we have relied on the opinion of Baker McKenzie Switzerland AG, filed as Exhibit 5.1 to the Registration Statement.

Based upon and subject to the foregoing, we are of the opinion that each of the Pre-Funded Warrants, if and when issued and paid for as contemplated by the terms of the Offering, will be valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

The opinion set forth herein is rendered as of the date hereof, and we assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur (which may have retroactive effect). In addition, the foregoing opinions are qualified to the extent that (a) enforceability may be limited by and be subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law (including, without limitation, concepts of notice and materiality), and by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ and debtors’ rights generally (including, without limitation, any state or federal law in respect of fraudulent transfers); and (b) no opinion is expressed herein as to compliance with or the effect of federal or state securities or blue sky laws.

This opinion is rendered to you in connection with the Registration Statement. This opinion may not be relied upon for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, except that (A) this opinion may be furnished or quoted to judicial or regulatory authorities having jurisdiction over you, and (B) this opinion may be relied upon by holders of the Pre-Funded Warrants currently entitled to rely on it pursuant to applicable provisions of federal securities law.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus Supplement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Sullivan & Worcester LLP

Sullivan & Worcester LLP